Exhibit 23.4

                        Consent of Deloitte & Touche LLP
               Oregon Trail Financial Corp.'s Independent Auditors

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Pre-Effective Amendment No. 1 to Registration Statement No. 333-106522 of FirstBank NW Corp. on Form S-4 of our report dated May 2, 2003, appearing in the Oregon Trail Financial Corp. Annual Report to Shareholders for the year ended March 31, 2003. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
July 24, 2003